UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2012

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2012, Taylor Capital Group, Inc. (the “Company”) and Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. (together, the “Prairie Funds”) entered into an Exchange Agreement to simplify the Company’s capital structure through the consolidation of all outstanding shares of two series of the Company’s preferred stock into a single newly-created series of preferred stock with substantially identical terms. Pursuant to the Exchange Agreement, the Company agreed to issue to each of the Prairie Funds, and each of the Prairie Funds agreed to acquire from the Company, one share of the Company’s newly-created Nonvoting Convertible Preferred Stock (the “Nonvoting Preferred”) in exchange for each share of the Company’s Nonvoting Convertible Preferred Stock, Series D (the “Series D Preferred”), and Non-Voting Convertible Preferred Stock, Series G (the “Series G Preferred”), held by the Prairie Funds (the “Exchange Transaction”). The Series D Preferred, Series G Preferred and Nonvoting Preferred are each nonvoting common stock equivalents having substantially identical terms as one another.

Pursuant to the Exchange Agreement, the Company also agreed to file a Registration Statement on Form S-3 with the Securities and Exchange Commission pursuant to which the resale of all of the shares of Nonvoting Preferred issued in the Exchange Transaction, as well as all shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable upon conversion thereof, will be registered under the Securities Act of 1933, as amended (the “Securities Act”). As previously disclosed, the Company had granted to the Prairie Funds registration rights covering the Series D Preferred when the Series D Preferred was issued in October 2010.

A copy of the Exchange Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Exchange Agreement set forth above does not purport to be complete, and is qualified by reference to the full text of the Exchange Agreement.

As described in further detail in Item 3.02 below, the Company completed the Exchange Transaction on March 29, 2012, through the issuance of a total of 1,282,674 shares of Nonvoting Preferred in exchange for a total of 405,330 shares of Series D Preferred and 877,344 shares of Series G Preferred held by the Prairie Funds. As a result of the Exchange Transaction, no shares of Series D Preferred or Series G Preferred remain outstanding.

C. Bryan Daniels is a member of the Company’s board of directors and a managing member of the sole general partner of each of the Prairie Funds.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above concerning the Nonvoting Preferred and the Exchange Transaction is incorporated by reference herein.

On March 29, 2012, the Company completed the Exchange Transaction, pursuant to which it issued a total of 1,282,674 shares of Nonvoting Preferred in exchange for a total of 405,330 shares of Series D Preferred and 877,344 shares of Series G Preferred held by the Prairie Funds. The Nonvoting Preferred is a nonvoting common stock equivalent series of preferred stock, each share of which is convertible into one share of Common Stock under certain limited circumstances. The complete terms of the Nonvoting Preferred, which are substantially identical to the terms of the Series D Preferred and Series G Preferred, are contained in the Certificate of Designations establishing such series of stock, which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The description of the terms of the Nonvoting Preferred set forth above does not purport to be complete, and is qualified by reference to the full text of the Certificate of Designations.

All shares of Nonvoting Preferred issued pursuant to the Exchange Transaction were issued in reliance upon an exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) of such act. No commission or other remuneration was paid in connection with this issuance.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Certificate of Designations of Nonvoting Convertible Preferred Stock of Taylor Capital Group, Inc.

10.1	Exchange Agreement, dated as of March 26, 2012, by and among Taylor Capital Group, Inc., Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2012

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Brian T. Black
Brian T. Black
General Counsel and Corporate Secretary